Exhibit 99.1

TXI ANNOUNCES RECORD EARNINGS
FOR FISCAL 2005

•	Fourth quarter profit a record for CAC operations
•	Fiscal year 2005 profit a record for Chaparral Steel
•	Spin-off of Chaparral Steel to be completed July 29, 2005

Dallas, Texas – July 13, 2005 - Texas Industries, Inc. (NYSE – TXI) today announced results for the year and fourth quarter ended May 31, 2005.  Net income for the year of $124.5 million ($5.12 per share) was a record.  Net income a year ago of $36.3 million ($1.69 per share) included an after-tax gain from the sale of brick assets of $20.5 million ($.90 per share).Net income for the quarter ended May 31, 2005 equaled $41.7 million ($1.66 per share), slightly ahead of net income of $37.6 million ($1.59 per share) for the same quarter last year.

“The record annual operating profit for steel was twice its previous high,” stated Mel Brekhus, Chief Executive Officer.  “Cement, aggregate and concrete operations registered a record fourth quarter.  The separation of Chaparral Steel from TXI through the tax-free spin-off of Chaparral should be completed by the end of July.”

“Cement, aggregate and concrete operations turned a corner during the fourth quarter,” continued Brekhus.  “Further margin expansion may be expected over the near term and, in two years, our project to expand and modernize our California cement plant should be completed.  The project will enhance TXI’s competitive position in the nation’s largest cement market. The facility’s capacity will be increased by 75% and existing, older equipment will be replaced with state-of-the-art, highly efficient production.”

“Steel returns continue to be quite attractive even though U.S. nonresidential construction, the primary driver of demand for structural steel products, remains at a cyclical low.  Nonresidential construction will eventually recover and should generate demand for increased shipments of Chaparral’s products.  In the meantime, Chaparral will continue to develop and expand shipments of its new sheet pile products which are used in retaining wall applications.”

Cement, Aggregate and Concrete Operations
Cement, aggregate and concrete operating profit for the year equaled $113.6 million, up 29% from a year ago after excluding last year’s gain on the sale of brick assets.  Fourth quarter operating profit of $55.5 million was up 79% from the same period a year ago.  Excellent cement production efficiencies and volumes during the fourth quarter contributed to increased shipments and margins.

Realized cement prices for 2005 of $75 per ton were up almost 10% compared to the prior year; realized prices in the fourth quarter of $79 per ton increased 13% from the fourth quarter last year.  Additional cement price improvement over the near term should occur as price increases from previous months and a $5 per ton price increase effective July 1 for Texas markets are fully realized.

Chaparral Steel
Steel operating profit of $171 million for the year was almost four times that of a year ago and twice the previous record for a fiscal year.  Shipments were down 14% but prices increased by 46%, allowing margins to expand despite extraordinary increases in raw material costs.

Steel fourth quarter operating profit of $35.2 million was down 27% from the same period last year but equal to operating profit for the third quarter.  Product shipments were off by 7% due primarily to heavy customer purchases a year ago to build inventories; however, shipments were up 28% from the third quarter.  Operating margins compressed somewhat relative to last year’s quarter and to the third quarter as the relationship between product prices and raw material costs continued to work itself out.

Chaparral Steel Spin-off
The spin-off of steel operations announced in December should be completed on schedule.  On July 7, 2005, the Board of Directors declared the tax-free distribution of Chaparral Steel Company shares to TXI shareholders.  The record date for the distribution is July 20, 2005 and the distribution date is July 29, 2005.  Chaparral Steel Company’s common shares will trade on the NASDAQ stock exchange under the symbol “CHAP.”

The separation results in two strong businesses with leading positions in their respective markets.  TXI’s cement, aggregate and concrete operations have strong competitive positions in the Texas and California building materials markets.  Chaparral Steel Company is the second largest supplier of structural steel throughout North America.

As a result of financings closed earlier in the month, both businesses will have strong capital structures.  Going forward, each will focus on the improvement of returns from current operations and also pursue their respective strategic priorities.

Quarter Ending August 31, 2005
Looking forward, TXI’s quarter ending August 31, 2005 will include the charges related to the refinancing and spin-off transactions and two months of steel operating results.  The pre-tax charges relating to the extinguishment of $600 million of 10 1/4% notes on July 6, 2005, other related financings and the spin-off transaction should approximate $115-120 million.  Chaparral’s results will be shown in the discontinued operations line of the August quarter’s income statement.

A teleconference will be held tomorrow, July 14, 2005 at 2:00 p.m. Central Time to further discuss year end results.  A real-time webcast of the conference is available by logging on to TXI’s website at www.txi.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.  Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company’s business, construction activity in the Company’s markets, abnormal periods of inclement weather, changes in costs of raw materials, fuel and energy, the impact of environmental laws and other regulations which are more fully described in the Company’s Annual Report on SEC Form 10-K.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregates, ready-mix concrete and concrete products.  Chaparral Steel Company is the second largest producer of structural steel products in North America and a major producer of steel bar products.

# # #

TXI
SUMMARY OF EARNINGS (Unaudited)
(In thousands except per share)

	Quarter ended May 31,		Year ended May 31,

	2005	2004	2005	2004

Net sales	$567,450	$519,936	$1,951,179	$1,672,503
Costs and expenses	506,126	467,257	1,767,240	1,608,656
Loss on early retirement of debt	—	1,056	—	12,302
	61,324	51,623	183,939	51,545
Income taxes	19,631	14,002	59,416	14,126
	41,693	37,621	124,523	37,419
Cumulative effect of accounting change - net of income taxes	—	—	—	(1,071)
NET INCOME	$41,693	$37,621	$124,523	$36,348
EARNINGS PER SHARE
Basic	$1.83	$1.77	$5.64	$1.72
Diluted	$1.66	$1.59	$5.12	$1.69
BUSINESS SEGMENT INFORMATION
CAC
Net sales	$250,093	$212,119	$834,803	$767,179
Operating profit	55,514	31,016	113,573	122,809
Steel
Net sales	317,357	307,817	1,116,376	905,324
Operating profit	35,240	48,445	170,962	44,119

Texas Industries, Inc.
Selected Financial Information

	FY2002	FY2003	FY2004					FY2005

			Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

CAC
Total shipments (in thousands)
Cement (tons)	4,902	4,900	1,323	1,332	1,179	1,464	5,298	1,449	1,299	1,133	1,513	5,394
Aggregate (tons)	21,152	19,003	5,883	5,767	4,490	6,142	22,282	5,830	5,465	5,392	6,929	23,616
Ready-mix (cubic yards)	3,921	3,513	905	958	734	965	3,562	939	929	782	1,028	3,678
Average price
Cement	$71.26	$68.90	$68.70	$67.20	$67.90	$69.96	$68.49	$71.99	$73.81	$74.99	$79.11	$75.06
Aggregate	$5.57	$5.55	$5.48	$5.35	$5.34	$5.52	$5.43	$5.58	$5.60	$5.60	$5.90	$5.68
Ready-mix	$59.05	$57.89	$57.93	$57.68	$58.71	$57.61	$57.94	$58.13	$59.42	$60.99	$63.39	$60.53
Sales (in thousands)
Cement, Aggregate & Ready-mix	$698,634	$646,913	$175,515	$175,650	$147,240	$191,810	$690,215	$191,400	$181,700	$162,908	$225,715	$761,723
Other CAC	123,507	121,276	31,196	28,185	26,912	29,815	116,108	24,465	21,234	22,095	29,906	97,700
Interplant sales	(113,536)	(104,363)	(25,644)	(25,948)	(20,528)	(26,233)	(98,353)	(23,919)	(24,780)	(21,278)	(28,452)	(98,429)
Delivery fees	53,809	54,292	15,305	14,521	12,656	16,727	59,209	17,127	16,444	17,314	22,924	73,809

Net Sales	$762,414	$718,118	$196,372	$192,408	$166,280	$212,119	$767,179	$209,073	$194,598	$181,039	$250,093	$834,803
Cash gross profit	$210,559	$167,350	$41,200	$46,383	$34,009	$52,918	$174,510	$42,319	$39,373	$27,861	$76,857	$186,410
Less: Depreciation and amortization	46,726	47,336	11,473	11,439	11,333	11,285	45,530	11,047	11,107	11,244	11,345	44,743
Selling, general and administrative	46,840	40,553	11,297	11,435	9,506	13,066	45,304	12,589	11,872	9,162	10,817	44,440
Other income	(2,241)	(1,257)	(1,771)	(197)	(34,716)	(2,449)	(39,133)	(2,623)	(6,925)	(5,979)	(819)	(16,346)
Operating profit (in thousands)	$119,234	$80,718	$20,201	$23,706	$47,886	$31,016	$122,809	$21,306	$23,319	$13,434	$55,514	$113,573
Operating profit% sales	16%	11%	10%	12%	29%	15%	16%	10%	12%	7%	22%	14%

Texas Industries, Inc.
Selected Financial Information

		FY2002	FY2003	FY2004					FY2005

				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

	Steel
	Total shipments (in thousand tons)
	Structural mills	1,498	1,464	394	363	438	441	1,636	387	308	318	412	1,425
	Bar mill	383	360	99	106	132	112	449	106	81	83	100	370

	Total	1,881	1,824	493	469	570	553	2,085	493	389	401	512	1,795
	Average price
	Structural mills	$335	$314	$326	$332	$388	$508	$393	$535	$568	$572	$549	$554
	Bar mill	$299	$323	$335	$344	$379	$523	$397	$591	$665	$687	$658	$647
	Total	$327	$316	$328	$335	$385	$511	$394	$547	$589	$596	$570	$574
	Sales (in thousands)
	Steel sales	$615,840	$576,458	$161,625	$156,988	$219,515	$282,882	$821,010	$269,740	$229,015	$239,113	$291,855	$1,029,723
	Other sales	20,475	18,921	4,683	6,281	7,094	9,018	27,076	7,013	8,156	7,823	9,262	32,254
	Delivery fees	48,913	50,612	13,358	12,882	15,081	15,917	57,238	14,028	11,948	12,183	16,240	54,399

	Net Sales	$685,228	$645,991	$179,666	$176,151	$241,690	$307,817	$905,324	$290,781	$249,119	$259,119	$317,357	$1,116,376
	Cash gross profit (loss)	$97,537	$20,563	$5,609	$12,315	$28,620	$66,178	$112,722	$74,608	$61,285	$51,548	$52,102	$239,543
Less:	Depreciation and amortization	52,503	47,916	12,178	12,769	12,287	12,474	49,708	12,177	12,104	12,234	12,524	49,039
	Selling, general and administrative	27,693	20,943	7,466	5,572	5,623	7,802	26,463	7,007	5,525	6,417	6,192	25,141
	Other income	(14,040)	337	(3,941)	(200)	(884)	(2,543)	(7,568)	(504)	(1,318)	(1,923)	(1,854)	(5,599)
	Operating profit (loss) (in thousands)	$31,381	$(48,633)	$(10,094)	$(5,826)	$11,594	$48,445	$44,119	$55,928	$44,974	$34,820	$35,240	$170,962
	Operating profit (loss)% sales	5%	-8%	-6%	-3%	5%	16%	5%	19%	18%	13%	11%	15%

Texas Industries, Inc.
Selected Financial Information
(Amounts in thousands except per share data)

	FY2002	FY2003	FY2004					FY2005

			Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Net sales
CAC	$762,414	$718,118	$196,372	$192,408	$166,280	$212,119	$767,179	$209,073	$194,598	$181,039	$250,093	$834,803
Steel	685,228	645,991	179,666	176,151	241,690	307,817	905,324	290,781	249,119	259,119	317,357	1,116,376

Total	$1,447,642	$1,364,109	$376,038	$368,559	$407,970	$519,936	$1,672,503	$499,854	$443,717	$440,158	$567,450	$1,951,179
Operating profit (loss)
CAC	$119,234	$80,718	$20,201	$23,706	$47,886	$31,016	$122,809	$21,306	$23,319	$13,434	$55,514	$113,573
Steel	31,381	(48,633)	(10,094)	(5,826)	11,594	48,445	44,119	55,928	44,974	34,820	35,240	170,962

Total	150,615	32,085	10,107	17,880	59,480	79,461	166,928	77,234	68,293	48,254	90,754	284,535
Corporate SG&A	32,787	30,098	6,615	7,445	7,533	9,139	30,732	6,785	8,632	8,775	11,983	36,175
Corporate other income	(8,402)	(3,504)	(484)	307	(1,001)	(171)	(1,349)	(418)	(3,503)	(1,028)	(1,438)	(6,387)
Loss on early retirement of debt	—	—	11,246	—	—	1,056	12,302	—	—	—	—	—
Interest expense	53,680	45,882	19,791	18,132	17,961	17,814	73,698	17,061	17,017	17,845	18,885	70,808

Income (loss) before taxes, other items	72,550	(40,391)	(27,061)	(8,004)	34,987	51,623	51,545	53,806	46,147	22,662	61,324	183,939
Income taxes (benefit)	21,274	(16,194)	(12,427)	(1,547)	14,098	14,002	14,126	17,923	15,190	6,672	19,631	59,416

Income (loss) before other items	51,276	(24,197)	(14,634)	(6,457)	20,889	37,621	37,419	35,883	30,957	15,990	41,693	124,523
Cumulative effect of acctg. change - net of tax	—	—	(1,071)	—	—	—	(1,071)	—	—	—	—	—

Net income (loss)	$51,276	$(24,197)	$(15,705)	$(6,457)	$20,889	$37,621	$36,348	$35,883	$30,957	$15,990	$41,693	$124,523

Fully diluted EPS (loss per share)	$2.38	$(1.15)	$(0.74)	$(0.31)	$0.92	$1.59	$1.69	$1.51	$1.28	$0.68	$1.66	$5.12

Fully diluted average shares	21,517	21,123	21,146	21,153	24,688	24,709	21,572	24,992	25,576	26,119	26,207	25,723

Texas Industries, Inc.
Selected Financial Information
(Amounts in thousands except per share data)

	FY2002	FY2003	FY2004					FY2005

			Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

EBITDA Defined
Net income (loss)	$51,276	$(24,197)	$(15,705)	$(6,457)	$20,889	$37,621	$36,348	$35,883	$30,957	$15,990	$41,693	$124,523
Plus (minus):
Interest	53,680	45,882	19,791	18,132	17,961	17,814	73,698	17,061	17,017	17,845	18,885	70,808
Income taxes (benefit)	21,274	(16,194)	(12,427)	(1,547)	14,098	14,002	14,126	17,923	15,190	6,672	19,631	59,416
Depreciation, depletion & amortization	100,737	97,112	24,127	24,682	24,088	24,220	97,117	23,675	23,658	23,911	24,269	95,513
Loss on early retirement of debt	—	—	11,246	—	—	1,056	12,302	—	—	—	—	—
Cum. effect of acctg. change - net of tax	—	—	1,071	—	—	—	1,071	—	—		—	—

EBITDA	$226,967	$102,603	$28,103	$34,810	$77,036	$94,713	$234,662	$94,542	$86,822	$64,418	$104,478	$350,260

EBITDA represents income before interest, income taxes, depreciation and amortization, loss on early retirement of debt and cumulative effect of accounting change - net of tax. EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from operating activities	$170,973	$56,903	$(83,503)	$29,126	$(6,602)	$77,899	$16,920	$43,854	$64,544	$(10,905)	$120,743	$218,236
Plus (minus):
Changes in operating assets and liabilities	7,819	6,337	91,231	(12,972)	31,629	1,065	110,953	24,150	6,852	51,295	(38,949)	43,348
Deferred taxes (benefit)	(25,832)	18,036	12,607	1,727	(13,603)	(14,028)	(13,297)	(10,336)	(10,510)	(1,845)	(15,945)	(38,636)
Income taxes (benefit)	21,274	(16,194)	(12,427)	(1,547)	14,098	14,002	14,126	17,923	15,190	6,672	19,631	59,416
Loss (gain) on disposal of assets	738	(1,774)	1,361	(69)	34,224	2,119	37,635	1,760	519	3,172	380	5,831
Interest	53,680	45,882	19,791	18,132	17,961	17,814	73,698	17,061	17,017	17,845	18,885	70,808
Other - net	(1,685)	(6,587)	(957)	413	(671)	(4,158)	(5,373)	130	(6,790)	(1,816)	(267)	(8,743)

EBITDA	$226,967	$102,603	$28,103	$34,810	$77,036	$94,713	$234,662	$94,542	$86,822	$64,418	$104,478	$350,260